Exhibit 10.1

Amended and restated

Securities Purchase AGREEMENT

This amended and resTated SECURITIES PURCHASE Agreement (this “Agreement”) is made as of March 27, 2024, by and among Tevogen Bio Holdings Inc., a Delaware corporation (the “Company”), and The Patel Family, LLP (“Purchaser”), and amends and restates in its entirety that certain Securities Purchase Agreement made as of February 14, 2024 by among the Company and Purchaser (the “Original Agreement”).

For this and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Sale and Purchase. The Company previously issued and sold to Purchaser, and Purchaser purchased from the Company, 500 shares of the Company’s previously designated Series A Preferred Stock (the “Series A Preferred Shares”), for an aggregate purchase price of $2,000,000 (the “Initial Purchase Price”). Purchaser previously paid the Initial Purchase Price pursuant to the Original Agreement. The Company shall issue and sell to Purchase, and Purchaser shall purchase from the Company 600 shares of the Company’s Series A-1 Preferred Stock (the “Series A-1 Preferred Shares” and together with the Series A Preferred Shares, the “Preferred Shares”), for an aggregate purchase price of $6,000,000 (the “Second Purchase Price”). Purchaser shall pay the Second Purchase Price, via wire transfer of immediately available funds pursuant to the wire instructions previously delivered by the Company, within one business day of the date hereof.

2. Company Representations and Warranties. The Company hereby represents, warrants, acknowledges, and agrees as follows:

(a) Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry on its business as presently conducted.

(b) Binding Obligation. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3. Purchaser Representations and Warranties. Purchaser hereby represents, warrants, acknowledges, and agrees as follows:

(a) Authorization. Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement, Purchaser hereby confirms, that the Preferred Shares have been and will be acquired for investment for Purchaser’s own account, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no direct or indirect arrangement or understanding with any other persons to distribute or regarding the distribution of the Preferred Shares. Purchaser has not been formed for the specific purpose of acquiring the Preferred Shares.

(c) Disclosure of Information. Purchaser acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Preferred Shares and the merits and risks of investing in the Preferred Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(d) Restricted Securities. Purchaser understands that the Preferred Shares are not, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). Purchaser understands that the Preferred Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser may not sell the Preferred Shares unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. Purchaser acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Preferred Shares, delivery of a legal opinion, and requirements relating to the Company that are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(e) Accredited Investor. Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(f) Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Preferred Shares and, at the present time, is able to afford a complete loss of such investment.

(g) No General Solicitation. Purchaser is not purchasing the Preferred Shares as a result of any advertisement, article, notice or other communication regarding the Preferred Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of Purchaser, any other general solicitation or general advertisement.

4. Miscellaneous.

(a) Entire Agreement; Governing Law. This Agreement contains the entire understanding between Purchaser and the Company with respect to the subject matter hereof supersedes any prior understanding and/or written or oral agreements between the parties with respect to such subject matter, including the Original Agreement. This Agreement shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws of Delaware or any other jurisdiction that would result in the application of the laws of any jurisdiction other than Delaware.

(b) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved through binding arbitration administered by the American Arbitration Association (“AAA”). The arbitration shall be conducted by a single, neutral arbitrator selected by mutual agreement of the parties or, if the parties cannot reach an agreement, by AAA under its standard selection procedures. The arbitration shall take place in New York, New York, or such other place as mutually agreed by the parties. Reasonable discovery shall be permitted for the production of documents and the taking of depositions for a reasonable period after the filing of the request for arbitration. All discovery shall be governed by the Federal Rules of Civil Procedure. Any discovery disputes shall be resolved by the arbitrator. Judgment on any arbitration award rendered by the arbitrator may be entered in any court of competent jurisdiction. All fees and expenses of the arbitration shall be borne by the parties equally. However, each party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentation of proof. This arbitration provision shall survive if this Agreement should be adjudged null and void or should be canceled or terminated for any reason.

(c) Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal, and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(d) Amendment; Waiver. Any provision of this Agreement and the obligations of the Company or rights of Purchaser hereunder may be amended or waived if, but only if, such amendment or waiver is in writing and is approved in writing by the Company and Purchaser, whereupon such amendment or waiver shall be binding on the Company and Purchaser.

(e) Counterparts; Execution by Electronic Means. This Agreement may be executed in any number of counterparts, and any party may execute any such counterpart, each of which when executed and delivered by facsimile or by electronic scanned copy (including .pdf) exchanged by electronic transmission, shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned party has duly executed this Agreement as of the date first written above.

Company:

TEVOGEN BIO HOLDINGS INC.

By:	/s/ Ryan Saadi
Name:	Ryan Saadi
Title:	Chief Executive Officer

Address:	15 Independence Boulevard, Suite 410
Warren, New Jersey 07059

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the undersigned party has duly executed this Securities Purchase Agreement as of the date first written above.

PURCHASER:

The Patel Family, LLP

By:	/s/ Manmohan Patel
Name:	Manmohan Patel
Title:	Managing Member

Address:	66 Macculloch Avenue
Morristown, New Jersey 07960

Signature Page to Securities Purchase Agreement